Exhibit 99.1

PRESS RELEASE

SYNTROLEUM ANNOUNCES SECOND QUARTER RESULTS

For Immediate Release

Tuesday, July 27, 2004

Contact: Mel Scott

        Syntroleum Corporation

        Tulsa – (918) 592-7900

        www.syntroleum.com

Tulsa, OK—Syntroleum Corporation (NASDAQ: SYNM) today announced unaudited financial results for the second quarter ended June 30, 2004. The Company’s cash and cash equivalents balance at June 30, 2004 was $51.4 million compared to a cash balance of $32.7 million at December 31, 2003.

Second quarter 2004 revenues were $0.1 million, compared to total revenues of $12.6 million for the second quarter 2003. The second quarter 2003 revenues included the recognition of $12.0 million that was previously included on the Company’s balance sheet as deferred revenue and minority interest in projects related to an agreement with Ivanhoe Energy, one of the Company’s licensees. The Company reported a net loss for the second quarter of $11.8 million, or ($0.28) per share. This compares to net income of $23 thousand, or $0.00 per share, in the second quarter of 2003. For the six months ended June 30, 2004, revenues were $6.1 million, compared to $13.4 million for the same period in 2003. The Company reported a net loss for the six months ended June 30, 2004 of $18.2 million or ($0.45) per share, compared to a net loss of $16.3 million, or $(0.48) per share, for the six months ended June 30, 2003.

Second quarter 2004 operating expenses included $1.2 million related to project costs, which relates primarily to development costs associated with the Company’s GTL Barge initiative, and $4.5 million of expenditures related to the DOE Catoosa Project. The Company’s second quarter 2003 operating expenses included $3.6 million of expenditures on the DOE Catoosa project and $0.1 million in project

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Syntroleum Announces Second Quarter Results

July 27, 2004

costs. The DOE Catoosa project is a 70-barrel per day gas-to-liquids plant constructed jointly by Syntroleum, the U.S. Department of Energy (“DOE”), and Marathon Oil Company, another of the Company’s licensees. The plant is supplying demonstration fuels to government vehicles and for engine testing under the DOE’s Ultra-Clean Fuels Program. The Syntroleum GTL Barge is designed to be an inland barge installed in calm water and producing into a floating, storage and off-loading vessel (“FSO”), and would convert natural gas produced from stranded reserves into approximately 20,000 barrels per day of clean liquids (ultra clean diesel, naptha, and liquified petroleum gas). Over a twenty-year project life, this equates to approximately 130 million barrels of fuels production.

The Company incurred expenses for the six months ended June 30, 2004 of $2.2 million related to project costs, $6.4 million of expenditures related to the DOE Catoosa Project, and $3.0 million for catalyst materials costs, compared to $0.2 million related to project costs, $14.4 million related to the DOE Catoosa Project, and $2.9 million for catalyst materials cost during the same period in 2003.

The Company incurred additional costs during the second quarter of 2004 totaling $2.2 million for research, development and engineering activities and $5.0 million for general and administrative and other costs, including $1.1 million in non-cash equity compensation charges. These expenses for the second quarter of 2003 included $2.0 million for research, development and engineering activities and $4.7 million for general and administrative and other costs, including $2 thousand in non-cash equity compensation charges. Operating expenses for the six months ended June 30, 2004 included $4.0 million for research, development and engineering activities and $9.0 million for general and administrative and other costs, including $1.9 million in non-cash equity compensation charges, compared to $4.2 million for research, development and engineering activities and $8.8 million for general and administrative and other costs, including $4 thousand in non-cash equity compensation charges, for the six months ended June 30, 2003.

The Company’s second quarter 2004 conference call will take place Tuesday, July 27, 2004 at 4:00 PM EDT, during which Syntroleum’s senior management will discuss financial results for the period, progress on the Company’s commercial developments and other important activities. A web cast of the call will be available via the Internet by accessing www.syntroleum.com. Listeners should allow a few minutes for registration into the web site. A replay of this conference call will be available on the web site under the Syntroleum Investor Relations tab for a period of one year.

Syntroleum Announces Second Quarter Results

July 27, 2004

Syntroleum Corporation owns a proprietary gas-to-liquids process for converting natural gas into synthetic liquid hydrocarbons. The Company plans to use its GTL technology, as well as other third party gas processing technologies, to develop and participate in gas monetization projects in a number of global locations.

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(Tables Follow)

This document includes forward-looking statements as well as historical information. Forward-looking statements include, but are not limited to, statements relating to GTL Barge projects, other proposed projects, the Syntroleum Process and related technologies and products. When used in this document, the words “anticipate,” “believe,” “estimate,” “expect,” “intent,” “may,” “project,” “plan” “should,” “could,” and similar expressions are intended to be among the statements that identify forward-looking statements. Although Syntroleum believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that debt or equity financing for anticipated GTL or related NGL or oil and gas projects may not be available, the schedule for development, construction and operation of proposed GTL plants may not be met, anticipated appropriation and expenditure of federal monies does not occur, commercial-scale GTL plants do not achieve the same results as those demonstrated on a laboratory or pilot basis or that such plants experience technological and mechanical problems, the potential that improvements to the Syntroleum Process currently under development may not be successful, the impact on plant economics of operating conditions (including energy prices), construction risks, risks associated with investments and operations in foreign countries, our dependence on strategic relationships with manufacturing and engineering companies, volatility of energy prices, our ability to obtain interest in natural gas properties for our sub-quality gas monetization projects, the ability to implement corporate strategies, including the continued availability of adequate working capital, competition, intellectual property risks, Syntroleum’s ability to obtain financing and other risks described in the Company’s filings with the Securities and Exchange Commission.

® “Syntroleum” is registered as a trademark and service mark in the U.S. Patent and Trademark Office.

Syntroleum Announces Second Quarter Results

July 27, 2004

Syntroleum Corporation and Subsidiaries

Second Quarter (Unaudited)

(Amounts in thousands, except per share data)

	Second Quarter		Year to Date
	2004	2003	2004	2003
Revenue
Joint Development	$144	$12,327	$396	$13,122
Catalyst Materials	—	250	5,674	250
Other	1	18	3	18

Total Revenue	145	12,595	6,073	13,390
Operating Expenses
DOE Catoosa Project	4,493	3,586	6,398	14,388
Project Costs	1,189	94	2,239	181
Catalyst Materials Cost	—	2,917	3,033	2,917
R&D/Engineering	2,194	1,958	3,964	4,219
G&A and Other	5,001	4,648	9,014	8,777

Total Operating Expenses	12,877	13,203	24,648	30,482
Income (loss) from Operations	(12,732)	(608)	(18,575)	(17,092)

Investment and Interest Income	120	308	504	620
Other Income (Expense)	801	267	(98)	(20)
Taxes	—	(19)	(12)	(39)

Income (loss) from Continuing Operations	(11,811)	(52)	(18,181)	(16,531)

Income from Discontinued Real Estate Operations	—	75	—	234

Net Earnings (loss)	$(11,811)	$23	$(18,181)	$(16,297)

Earnings (loss) Per Share (Basic and Diluted)
Earnings (loss) from continuing operations	$(0.28)	$0.00	$(0.45)	$(0.49)
Earnings (loss) from discontinued real estate operations	$(0.00)	$0.00	$0.00	$(0.01)
Net Earnings (loss)	$(0.28)	$0.00	$(0.45)	$(0.48)

Weighted Average Shares Outstanding	42,087	33,760	40,610	33,727

Syntroleum Announces Second Quarter Results

July 27, 2004

Syntroleum Corporation and Subsidiaries

Consolidated Balance Sheets (Unaudited)

(Amounts in thousands)

	June 30, 2004	December 31, 2003
Assets
Cash and Cash Equivalents	$51,403	$32,695
Restricted Cash – Sweetwater Project	22,966	24,010
Other Current Assets	1,359	5,562
Total Non-current Assets	6,062	4,968

Total Assets	$81,790	$67,235

Liabilities and Stockholders’ Equity
Current Liabilities	$5,375	$5,620
Liability Settlement – Sweetwater Project	23,642	—
Current maturities of debt and deferred credit	—	13,546
Current maturities of convertible debt	23,408	21,842
Non-current Liabilities	—	78
Deferred Revenue	26,313	38,273
Minority Interests	706	706

Total Liabilities	79,444	80,065

Total Stockholders’ Equity	2,346	(12,830)

Total Liabilities and Stockholders’ Equity	$81,790	$67,235

Syntroleum Announces Second Quarter Results

July 27, 2004

Syntroleum Corporation and Subsidiaries

Cash Flow Statements (Unaudited)

(Amounts in Thousands)

	Six Months Ended June 30,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income (Loss)	$(18,181)	$(16,297)
Income from discontinued real estate operations	—	(332)
Minority Interest of discontinued operations	—	98

Income (Loss) from Continuing Operations	(18,181)	(16,531)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Minority interest in subsidiaries	—	(2,000)
Depreciation and amortization	290	327
Foreign currency exchange	(2,906)	3,414
Non-cash compensation expense	1,916	4
Non-cash interest expense	884	551
(Gain)/loss on sale of assets and real estate	(23)	2,363
Changes in assets and liabilities	4,771	(3,253)

Net cash used in continuing operations	(13,249)	(15,125)
Net cash provided by discontinued operations	—	1,102

Net cash flows from operating activities	(13,249)	(14,023)

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of property and equipment	(1,309)	(146)
Proceeds from sale of property and equipment	—	381
Increase in restricted cash	(828)	(20)
Proceeds from investments	70	—

Net cash used in continuing operations	(2,067)	215
Net cash used in discontinued operations	—	32

Net cash flows from investing activities	(2,067)	247

Syntroleum Announces Second Quarter Results

July 27, 2004

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from sale of common stock and option exercises	31,568	3,000
Proceeds from convertible debt and long term debt	682	12,572
Notes receivable from officers	100	1,441
Purchase and Retirement of Treasury Stock	(227)	—

Net cash provided by continuing operations	32,123	17,013
Net cash used in discontinued operations	—	(60)

Net cash flows from financing activities	32,123	16,953

FOREIGN EXCHANGE EFFECT ON CASH AND CASH EQUIVALENTS	1,901	(3,289)

NET CHANGE IN CASH AND CASH EQUIVALENTS	18,708	(112)
CASH AND CASH EQUIVALENTS, beginning of year	32,695	14,611

CASH AND CASH EQUIVALENTS, end of year	$51,403	$14,499